Exhibit 10.18

THIS REIMBURSEMENT AGREEMENT IS SUBJECT TO THE TERMS OF THE SUBORDINATION AGREEMENT MORE PARTICULARLY DESCRIBED IN SECTION 1 OF THIS REIMBURSEMENT AGREEMENT AND ANY HOLDER HEREOF SHALL TAKE POSSESSION HEREOF WITH NOTICE OF THE SUBORDINATION AGREEMENT AND SUBJECT TO ITS TERMS.

REIMBURSEMENT AGREEMENT

This Reimbursement Agreement (this “Agreement”), dated as of April             , 2003, is made by GEO Specialty Chemicals, Inc., (the “Company”) in favor of Charter Oak Capital Partners, L.P. (“COCP”) and Charter Oak Partners (“COP” and together with COCP, “Charter Oak”).

WHEREAS, the Company, to secure certain of the Company’s obligations to the Revolving Lenders pursuant to the Amended and Restated Credit Agreement, dated as of May 31, 2001, among the Company, Deutsche Bank Trust Company Americas f/k/a/ Bankers Trust Company, in its capacity as administrative agent (the “Agent”), U.S. Bank National Association in its capacity as documentation agent and certain financial institutions from time to time party thereto (as amended to date and, as it may be further amended, restated or otherwise modified, the “Credit Agreement”), has requested Charter Oak to enter into a Support Agreement dated as of the date hereof (said agreement as it may be amended, restated or otherwise modified from time to time, the “Support Agreement”);

WHEREAS, pursuant to the Support Agreement, Charter Oak may be required to obtain one or more irrevocable letters of credit (“Letters of Credit” and each a “Letter of Credit”) for the account of Charter Oak in favor of the Agent for the benefit of the Revolving Lenders to secure the obligations of the Company to the Revolving Lenders with respect to Revolving Loans in excess of $5,000,000 to a maximum of $10,000,000, as more fully described in the Support Agreement.

NOW, THEREFORE, in consideration of the premises and to induce Charter Oak to enter into the Support Agreement and obtain Letters of Credit, the Company and Charter Oak hereby agree as follows, intending to be legally bound hereby:

SECTION 1. Definitions.

(a) Capitalized terms used herein but not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

(b) In addition to the terms heretofore defined, the following terms shall have the meaning provided below.

“Drawing” shall mean a draw made by the Agent under any Letter of Credit as permitted by the terms of the Support Agreement.

“Event of Default” shall mean the occurrence of any of the events specified in Section 7 hereof.

“Issuing Bank” means any financial institution that issues a Letter of Credit and, initially, means JP Morgan Chase Bank, New York.

“Letters of Credit” means one or more letters of credit issued by an Issuing Bank for the account of Charter Oak as required by the Support Agreement.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

“Prime Rate” means that rate of interest publicly announced, from time to time, in the Wall Street Journal.

“Subordination Agreement” means the Subordination Agreement, dated as of the date hereof, executed and delivered by Charter Oak in favor of the Agent, as such agreement may be amended, restated or otherwise modified from time to time in accordance with the terms thereof.

The terms “hereof”, “hereby”, “hereto”, “hereunder” and similar terms mean this Agreement, and the term “heretofore” means before, and the term “hereafter” means after, the effective date hereof.

SECTION 2. Agreement of Charter Oak. Subject to the terms and conditions of this Agreement, Charter Oak agrees to have issued one or more Letters of Credit in favor of the Agent, for the benefit of the Revolving Lenders, in such aggregate amounts as may be specified in the Support Agreement.

SECTION 3. Reimbursement Obligation.

(a) In the event of any Drawing by the Agent under any Letter of Credit, the Company shall pay to Charter Oak an amount equal to the amount of such Drawing as and when permitted by the terms of the Subordination Agreement.

(b) The Company hereby agrees to pay to Charter Oak:

(i) interest on any and all unreimbursed Drawings from the date of each such Drawing until payment in full, such interest at a rate per annum equal to the Prime Rate to accrue but not be paid until permitted pursuant to the terms of the Subordination Agreement;

(ii) on demand, any and all reasonable expenses, to the extent permitted by law, incurred by Charter Oak in enforcing their rights under this Agreement.

(c) All payments by the Company to Charter Oak hereunder shall be made in lawful currency of the United States and in immediately available funds at Charter Oak’s office at 10 Wright Street, Building B, Westport, Connecticut 06880.

(d) Notwithstanding the foregoing, no payment of any Drawing, interest thereon or any other amounts due hereunder may be made unless such payment is permitted under the terms of the Subordination Agreement.

SECTION 4. Obligations Absolute. The obligations of the Company under this Agreement shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the Subordination Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

(a) any lack of validity or enforceability of this Agreement or any of the Credit Documents or any other document executed in connection with this Agreement or the Credit Documents;

(b) any amendment or waiver of or any consent to departure from all or any of the Credit Documents in the manner provided for or permitted in the Credit Documents;

(c) the existence of any claim, set-off, defense or other rights which the Company or any other Person may have at any time against the Agent, the Revolving Lenders, Charter Oak, or any successor, any beneficiary or any transferee of any Letter of Credit or any other Person, whether in connection with this Agreement or the Credit Documents or any unrelated transaction;

(d) any statement or representation contained in any draft or certificate presented to an Issuing Bank, in connection with Charter Oak’s request that such Issuing Bank issue any Letter of Credit, which proves to be untrue or inaccurate in any material respect whatsoever; or

(e) payment by an Issuing Bank under any Letter of Credit against presentation of a demand, sight draft or certificate which does not comply with the terms of such Letter of Credit, provided that such payment shall not have constituted gross negligence or willful misconduct of such Issuing Bank.

SECTION 5. Representations and Warranties. The Company represents and warrants to Charter Oak as follows:

(a) The Company is an Ohio corporation, organized and existing and in good standing under the laws of the State of Ohio and has all requisite power and authority to conduct its businesses, to own its properties and to execute and deliver, and to perform all of its obligations under this Agreement.

(b) The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary action and do not and will not (i) require any consent or approval of the Company which has not been obtained, (ii) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Company or of its organizational documents, including, but not limited to, its articles of incorporation and code of regulations or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Company is a party or by which it or its properties may be bound or affected.

(c) No authorization, consent, approval or license of, or filing or registration with, any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any specifically granted exemption from any of the foregoing which has not been obtained, is or will be necessary to the valid execution, delivery or performance by the Company of this Agreement.

(d) This Agreement is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws in effect from time to time relating to or affecting the enforcement of creditors’ rights.

SECTION 6. Affirmative Covenants. So long as any amount is due and owing to Charter Oak hereunder, the Company will, unless Charter Oak otherwise consents in writing:

(a) Preservation of Existence, Etc. Preserve and maintain its existence and its rights, franchises and privileges under the laws of the State of Ohio.

(b) Compliance with Laws, Etc. Comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, non-compliance with which would materially adversely affect the ability of the Company to perform its obligations hereunder, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent compliance with any of the foregoing is then being contested in good faith and any reserves required by generally accepted accounting principles are being maintained in connection therewith.

(c) Keeping of Books. Keep proper books of record and account, in which full and correct entries shall be made of financial transactions and the assets and business of the Company in accordance with generally accepted accounting principles consistently applied.

(d) Reporting. The Company shall cause its chief financial officer, or in his absence another individual designated by the Company, to give Charter Oak prompt written notice as soon as possible and in any event within five (5) Business Days after the Company learns of the occurrence of an Event of Default (as defined in the Credit Agreement) under the Credit Agreement.

SECTION 7. Events of Default. The occurrence of any of the following events shall be an “Event of Default” hereunder:

(a) the Company shall fail to pay when due any amount specified in Section 3 hereof that is permitted by the terms of the Subordination Agreement to be paid and such amount shall remain unpaid for five (5) Business Days after receipt of notice from Charter Oak;

(b) the Company shall fail to perform or observe any other term, covenant or agreement contained herein and any such failure which can be remedied shall remain unremedied for thirty (30) days after written notice thereof shall have been given to the Company by Charter Oak; or

(c) the Company shall: (i) admit in writing its inability to pay its debts generally as they become due; (ii) have an order for relief entered in any case commenced by it under the federal bankruptcy laws, as now or hereafter in effect; (iii) commence a proceeding under any federal or state bankruptcy, insolvency, reorganization or similar law, or have such a proceeding commenced against it and either have an order of insolvency or reorganization entered against it or have the proceeding remain undismissed and unstayed for ninety (90) days; (iv) make an assignment for the benefit of creditors; (v) have a receiver or trustee appointed for it or for the whole or any substantial part of its property; or (vi) suffer a material adverse change in the financial condition of the Company. The declaration of an Event of Default under this subsection and the exercise of remedies upon any such declaration shall be subject to any applicable limitations of federal bankruptcy law affecting or precluding such declaration of exercise during the pendency of or immediately following any bankruptcy, liquidation, or reorganization proceedings.

Upon the occurrence of an Event of Default hereunder, subject to the terms of the Subordination Agreement, Charter Oak may, in its sole discretion, but shall not be obligated to (i) by notice to the Company, declare a default under this Agreement and (ii) pursue any other remedy permitted to Charter Oak under this Agreement or otherwise.

SECTION 8. Amendments, Etc. No amendment, waiver, modification or release of any provision of this Agreement nor consent to any departure by the Company therefrom shall in any event be effective, irrespective of any course of dealing with any of the parties hereto, unless the same shall be in writing and signed by Charter Oak, and then such amendment, waiver, modification or release shall be effective only in the specific instance and for the specific purpose for which given. So long as any Obligations (as defined in the Credit Agreement) owing by the Company under the Credit Agreement remain outstanding, this Agreement shall not be amended or modified without the consent of the Agent, which consent shall not be unreasonably withheld or delayed. The Agent shall be a third party beneficiary of this Agreement solely for the purpose of enforcing this Section.

SECTION 9. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and, if to the Company, mailed or delivered to it registered or certified mail, return receipt requested, addressed to it at 401 South Earl Avenue, Suite 3A,

Lafayette, Indiana 47905, Attention: CFO, or if to Charter Oak, mailed or delivered to it, addressed to it at 10 Wright Street, Building B, Westport, Connecticut, 06880, Attention: Robert Sarrazin, or such other address as shall be designated by one party in a written notice to the other party. All such notices and other communications may also be hand delivered.

SECTION 10. No Waiver; Remedies. No failure on the part of Charter Oak or the Company to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 11. Indemnification. To the extent permitted by law and subject to the Subordination Agreement, the Company hereby indemnifies and holds harmless Charter Oak from and against any and all claims, damages, losses, liabilities, reasonable costs and expenses whatsoever (including reasonable attorneys’ fees) which Charter Oak may incur (or which may be claimed against Charter Oak by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of, or payment or failure to pay under, this Agreement, any Letter of Credit or the Support Agreement.

SECTION 12. Continuing Obligation. This Agreement is a continuing obligation and shall (a) be binding upon Charter Oak and the Company and their respective successors and assigns, and (b) inure to the benefit of and be enforceable by Charter Oak and the Company and their respective successors and, to the extent not limited herein, their assigns; provided, however, that the Company may not assign all or any part of this Agreement without the prior written consent of Charter Oak.

SECTION 13. Liability of the Bank. The Company assumes all risks of the acts or omissions of the Agent and/or the Revolving Lenders and any transferee of any Letter of Credit with respect to its or their use of any Letter of Credit or proceeds of any Drawing thereunder.

SECTION 14. Costs, Expenses and Taxes. The Company agrees to pay on demand, subject to the terms of the Subordination Agreement, all out-of-pocket costs and expenses, including but not limited to, the reasonable fees and expenses of counsel in connection with the enforcement of this Agreement and such other documents which may be delivered in connection with this Agreement. In addition, the Company shall pay any and all taxes and fees payable or determined to be payable, to governmental third parties in connection with the execution, delivery, filing and recording of this Agreement and such other documents which may be delivered in connection with this Agreement and agrees to save Charter Oak harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

SECTION 15. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Ohio.

SECTION 16. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

GEO SPECIALTY CHEMICALS, INC.

By:
Name:
Title:

CHARTER OAK CAPITAL PARTNERS, L.P. By: North Fairfield, L.L.C., General Partner

By:
Name:
Title:

CHARTER OAK PARTNERS By: Fine Partners, L.P., Managing Partner

By:
Name:
Title:

[Signature page of Reimbursement Agreement]